UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form F-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933
FAC Propertys llc.
(Exact name of Registrant as specified in its charter)

(State or other jurisdiction of incorporation or organization)
6189 Asset-Backed Securities.
(Primary Standard Industrial Classification Code Number)
36-4660775.
(IRS Employer Identification No.)

1329 Needham Avenue Bronx New York 10469.
(Address,including zip code,and telephone number, including area code,of Registrants principal executive offices)

Ferris Christian
Chief Executive Officer
FAC Propertys llc.
1329 Needham Avenue Bronx New York 10469.(718)798-3983.
(Name,address,including zip code,and telephone number, including area code, of agent for service)


Approximate date of commencement of proposed sale to the public As soon as practicable after the effective date of this Registration Statement.If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.+

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.


CALCULATION OF REGISTRATION FEE

Title of each class of
securities to be registered
Common Stock, $0.01 par value per share
Participation interests


Amount to be registered
$ 8,100,000.00


Proposed maximum offering
price per share
$ 1.45


Proposed maximum
aggregate offering price
$ 11,745,000.00


Amount of
registration fee
$ 1,345,98

(1) 	Estimated solely for the purpose of calculating
the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission,acting pursuant to said Section 8(a), may determine.

1

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)
Issued , 2012
SHARES
Fac Propertys llc.
COMMON STOCK.


I.
Eligibility Requirements for Use of Form F-1
A. Form F-1 shall be used for registration
under the Securities Act of 1933
(Securities Act) of securities
of all foreign private
issuers as defined in Rule 405 (230.405 of
this chapter) for which no other form is
authorized or prescribed.
 In addition, this form shall not be used for an
offering of asset-backed securities, as defined in
17 CFR 229.1101.
B. If a registrant is a majority-owned subsidiary,
which does not itself meet the conditions of these
eligibility requirements, it shall
nevertheless be deemed to have met such conditions
if its parent meets the conditions and if the parent
fully guarantees the securities being registered as
to principal and interest.
Note: In such an instance the parent-guarantor is the
issuer of a separate
security consisting of the guarantee which must be
concurrently registered but may be registered on the
same registration
statement as are the guaranteed securities. Both the
parent-guarantor and the subsidiary shall each
disclose
the information
required by this Form as if each were the only
registrant except that if the subsidiary will not be
eligible to file annual reports on Form 20-F after
the effective date of the registration statement,
then it shall disclose the information
specified in Forms
S-1 (239.11 of this chapter). Rule 3 10 of
Regulation
S-X (210.3-10 of this chapter) specifies the
financial statements
required.
II. Application of General Rules and Regulations
A. Attention is directed to the General Rules and
Regulations under the Securities Act, particularly
Regulation C (230.400 et
seq. of this chapter) thereunder. That Regulation
contains general requirements regarding the
preparation
and filing of
registration statements.
B. Attention is directed to Regulation S K (229.22
of this chapter) and Form 20-F (249.220f of this
chapter) for the
requirements applicable to the content of
registration statements under the Securities Act.
Where this Form
directs the
registrant to furnish information required by
Regulation
S-K or Form 20-F and the item of Regulation S-K or
Form 20-F so
provides, information need only be furnished to the
extent appropriate.
III. Exchange Offers
If any of the securities being registered are to be
offered in exchange for securities of any other
issuer the prospectus shall also
include the information which would be required by
Item 11 if the securities of such other issuer were
registered on this Form. If
such other issuer is not eligible to use this Form F 1,
then the prospectus shall include the information which
would be required by
Item 11 of Form S 1 (239.11 of this chapter) if the
securities of such other issuer were being registered
on Form S 1. There shall
also be included the information concerning such
securities of such other issuer which would be
called for by Item 9 if such securities
were being registered. In connection with this
instruction, reference is made to Rule 409 (229.501
of this chapter).
IV. Roll-up Transactions
If the securities to be registered on this Form
will be
issued in a roll up transaction as defined in
Item 901(c)
of Regulation
S-K (17 CFR 229.901(c)), attention is directed
to the requirements of Form S 4 applicable to
roll-up transactions, including, but
not limited to, General Instruction I.
V. Registration of Additional Securities
With respect to the registration of additional
securities
for an offering pursuant to Rule 462(b) under the
Securities Act, the
registrant may file a registration statement
consisting
only of the following: the facing page; a statement
that the contents of the
earlier registration statement, identified by file
number,
are incorporated by reference; required opinions and
consents; the signature
page; and any price-related information omitted from
the
earlier registration statement in reliance on Rule
430A
that the registrant
chooses to include in the new registration
statement.
The information contained in such a Rule 462(b)
registration statement shall
be deemed to be a part of the earlier registration
statement as of the date of effectiveness of the
Rule 462(b) registration statement.
Any opinion or consent required in the Rule 462(b)
registration statement may be incorporated by
reference
from the earlier
registration statement with respect to the offering,
if: (i) such opinion or consent expressly provides
for
such incorporation; and (ii)
such opinion relates to the securities registered
pursuant to Rule 462(b). See Rule 411(c) and Rule
439(b) under the Securities Act.
2
VI.Eligibility to Use Incorporation by Reference
If a registrant meets the following requirements
immediately prior to the time of filing a
registration statement on this Form, it may elect
to provide information required by Item 3 and Item
4
of this Form in accordance with Item 4A and Item 5
of this Form:
A. The registrant is subject to the requirement to
file reports pursuant to Section 13 or Section 15(d)
of the Securities Exchange
Act of 1934 (Exchange Act)
B. The registrant has filed all reports and other
materials required to be filed by Section 13(a) or
15(d) of the Exchange Act during the preceding
12 months (or for such shorter
period that the registrant was required to file such
reports and materials);
C. The registrant has filed an annual report required
under Section 13(a) or 15(d) of the Exchange Act
for its most recently
completed fiscal year;
D. The registrant is not:
1. And during the past three years neither the
registrant nor any of its predecessors was:
(a) A blank check company as defined in Rule
419(a)(2)
(230.419(a)(2) of this chapter);
(b) A shell company, other than a business
combination
related shell company, each as defined in Rule 405
(230.405 of this chapter); or
(c) A registrant for an offering of penny stock as
defined in Rule 3a51-1 of the Exchange Act
(240.3a51-1 of this chapter);
2. Registering an offering that effectuates a
business combination transaction as defined in
Rule 165(f)(1)
(230.165(f)(1) of this chapter);
E. If a registrant is a successor registrant it
shall be deemed to have satisfied conditions
A., B., C., and D.2. above if:
1. Its predecessor and it, taken together, do so,
provided that the succession was primarily for the
purpose of changing the state or other jurisdiction
of incorporation of the predecessor or forming a
holding company and that the assets and
liabilities of the successor at the time of
succession
were substantially the same as those of the
predecessor; or
2. All predecessors met the conditions at the time
of
succession and the registrant has continued to do so
since the succession; and F. The registrant makes
its reports filed pursuant to Sections 13 or 15(d)
of the Exchange Act that are incorporated by refer
ence pursuant to Item 4A or Item 5 of this Form
readily available and accessible on a Web site
maintained
by or for the registrant
and containing information about the registrant.
PART I INFORMATION REQUIRED IN PROSPECTUS
Item 1. Forepart of Registration Statement and Outside
Front Cover Page of Prospectus. forth in the forepart
of the registration statement and on the outside front
cover page of the prospectus the information required
by Item 501 of Regulation S K (229.501 of this
chapter).
Item 2. Inside Front and Outside Back Cover Pages of
Prospectus.Set forth on the inside front cover page
of the prospectus or, where permitted, on the outside
back cover page the information required by Item 502
of Regulation S K (229.502 of this chapter).
Item 3. Summary Information, Risk Factors and Ratio
of Earnings to Fixed Charges.
Furnish the information required by Item 503 of
Regulation S K (229.503 of this chapter).
3
Item 4. Information with Respect to the Registrant
and the Offering. Furnish the following information
with respect to the Registrant.a.
Information required by Part I of Form 20 F.
b.
Information required by Item 18 of Form 20 F
(Schedules required under Regulation S-X shall be
filed as Financial Statement Schedules Pursuant
to Item 8, Exhibit and Financial Statement
Schedules,
of this Form), as well as any information required
by Rule 3-05 and Article 11 of Regulation S X,
except as permitted by (c) below:
c. For the registrants fiscal years ending before
December 15, 2011, information required by Item 17
of Form 20-F may be
furnished in lieu of the information specified by
Item 18 thereof if the only securities being
registered are nonconvertible
securities that are investment grade securities,
as defined below, or the only securities to be
registered are to be offered:
1. upon the exercise of outstanding rights granted
by the issuer of the securities to be offered,
if such rights are
granted on a pro rata basis to all existing
security
holders of the class of securities to which the
rights attach and
there is no standby underwriting in the United
States or similar arrangement; or
2. pursuant to a dividend or interest reinvestment
plan; or upon the conversion of outstanding
convertible securities
or upon the exercise of outstanding transferable
warrants issued by the issuer of the securities to
be
offered, or by an affiliate of such issuer.
d. For the registrants fiscal years ending on or
after
December 15, 2009, information required by Item
16F of
Form 20 F. Item 4A. Material Changes.
(a) If the registrant elects to incorporate
information by reference pursuant to General
Instruction
VI. describe any and all material
changes in the registrants affairs which have
occurred
since the end of the latest fiscal year for which
audited financial
statements were included in accordance with Item
5 of
this Form and which have not been described in a
report
on Form 6 K, Form 10-Q
or Form 8 K filed under the Exchange Act and
incorporated
by reference pursuant to Item 5 of this Form.
(b)1. Include in the prospectus contained in the
registration statement, if not included in the
reports
filed under the Exchange Act which
are incorporated by reference into the prospectus
contained in the registration statement pursuant to
Item 5:
i. Information required by Rule 3-05 and Article 11
of Regulation S X (210.3-05 and 210.11 et seq. of
this
chapter); ii. Restated financial statements if there
has been a change in accounting principles or a
correction of an error where such change or
correction requires material retroactive
restatement of financial statements;
iii. Restated financial statements where
one or more business combinations accounted
for by the pooling of interest method of
accounting have been consummated
subsequent to the most recent fiscal year and the
acquired busi nesses, considered in the aggregate,
are significant under Rule 11-01(b) (210.11-01(b)
of this chapter) or iv. Any financial information
required because of a material disposition of
assets outside the normal course of
business.
2. If the financial statements included in this
registration statement in accordance with Item 5
are not sufficiently current to comply with the
requirements
of Item 8.A of Form 20-F, financial statements
necessary
to comply with that Item shall be presented:
i. Directly in the prospectus;
ii. Through incorporation by reference and delivery
of a
Form 6 K identified in the prospectus as containing
such
iii. Through incorporation by reference of an
amended
Form 20-F, Form 40 F, or Form 10 K, in which case the
pro
spectus shall disclose that the Form 20 F, Form 40 F,
or
Form 10 K has been so amended. Instruction. For the
registrants fiscal years ending before December 15,
2011, financial statements or information required
to be furnished by this Item shall be reconciled
pursuant to either Item 17 or Item 18 of Form 20 F,
whichever is
applicable to the primary financial statements. For
the registrants fiscal years ending on or after
December 15,
2011, financial statements or information required
to be furnished by this Item shall be reconciled
pursuant
to Item 18 of Form 20 F. Item 5. Incorporation of
Certain Information by Reference. If the registrant
elects to incorporate information by reference
pursuant to General Instruction VI.(a) It must
specifically incorporate
by reference into the prospectus contained in the
registration statement the following
4
documents by means of a statement to that effect
in the prospectus listing all such documents:
1. The registrants latest annual report on
Form 20 F,Form 40-F or Form 10-K filed under the
Exchange Act.
2. Any report on Form 10-Q or Form 8-K filed
since the
date of filing of the annual report. The
registrant may
also incorporate by reference any Form
6-K meetingthe requirements of this Form.
Note to Item 5(a).
Attention
is directed to Rule 439 (230.439) regarding
consent to use of material incorporated by
reference.
(b)1. The registrant must state:
i. That it will provide to each person,
including any
beneficial owner, to whom a prospectus is
delivered,
a copy of any or all of the reports or
documents that
have been incorporated by reference in the
prospectus
contained in the
registration statement but not delivered with the
prospectus;
ii. That it will provide these reports or documents
upon written or oral request;
iii. That it will provide these reports or documents
at no cost to the requester;
iv. The name, address, telephone number, and e-mail
address, if any, to which the request for these
reports or documents must be made; and v. The
registrants Web site address, including the uniform
resource locator (URL) where the incorporated
reports
and other documents may be accessed.
Note to Item 5.(b)1. If the registrant sends any
of the information that is incorporated by
reference in the
prospectus contained in the
registration statement to security holders, it also
must send any exhibits that are specifically
incorporated by reference in that informa-
tion.
2. The registrant must:
i. Identify the reports and other information that
it files with the SEC; and
ii. State that the public may read and copy any
materials it files with the SEC at the SEC Public
Reference Room at
100 F Street, N.E. Washington, DC 20549. State
that the public may obtain information on the
operation of the Public Reference Room
by calling the SEC at 1-800-SEC-0330. If the
registrant
is an electronic filer, state that the SEC
maintains an
Internet site that contains
reports, proxy and information statements, and
other
information regarding issuers that file
electronically
with the SEC and state the
address of that site (http://www.sec.gov).
Item 5. Disclosure of Commission Position on
Indemnification for Securities Act Liabilities.
Furnish the information required by Item 510 of
Regulation S-K.
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 6. Indemnification of Directors and Officers.
Furnish the information required by Item 702 of
Regulation S K.
Item 7. Recent Sales of Unregistered Securities.
Furnish the information required by Item 701 of
Regulation S-K.
Item 8. Exhibits and Financial Statement Schedules.
a.
Subject to the rules regarding incorporation by
reference, urnish the exhibits required by Item 601
of Regulation S-K.
b.
Furnish financial statement schedules required by
Regulation S-X and Item 4(b) of this Form. These
schedules shall be
lettered or numbered in the manner described for
exhibits in paragraph (a).
Item 9. Undertakings.
Furnish the undertakings required by Item 512 of
Regulation S-K.
5

Ferris Christian
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the
City of New York State Bronx,On October 31, 2012.

(Registrant)

Ferris Christian President.
By (Signature and Title)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

October 31, 2012.
(Date)

Instructions

1.
The registration statement shall be signed by the registrant, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer, at least a majority of the board of directors or persons performing similar functions, and its authorized representative in the United States. Where the registrant is a limited partnership, the registration statement shall be signed by a majority of the board of directors of any corporate general partner signing the registration statement.
2.
The name of each person who signs the registration statement shall be typed or printed beneath his signature. Any person who occupies more than one of the specified positions shall indicate each capacity in which he signs the registration statement.
Attention is directed to Rule 402 concerning manual signatures and Item 601 of Regulation S-K concerning signatures pursuant to powers of attorney.

INSTRUCTIONS AS TO SUMMARY PROSPECTUSES

1.
A summary prospectus used pursuant to Rule 431
(230.431 of this chapter), shall at the time of its use contain such of the information specified below as is then included in the registration statement. All other information and documents contained in the registration statement may be omitted.

(a) As to Item 1, the aggregate offering price to the public, the aggregate underwriting discounts and commissions and the offering price per unit to the public;

(b) As to Item 2, a statement concerning the enforceability of civil liabilities against foreign persons [Item 502(f) of
Regulation S-K (229.502 of this chapter)]

(c) i.
a brief statement of the principal purposes for which the proceeds are to be used;
ii. a statement as to the amount of the offering, if any, to be made for the account of security holders;

iii.
the name of the managing underwriter or
underwriters and a brief statement as to the
nature of the underwriters obligation to take
the securities; if any securities to be
registered are to be offered otherwise than
through underwriters, a brief statement as
to the manner of distribution; and, if
securities are to be offered otherwise than
for cash, a brief statement as to the
general purposes of the distribution,
the basis upon which the securities are to be
offered, the amount of compensation and other
expenses of distribution, and by whom they are
to be borne;
iv.
a brief statement as to dividend rights, voting
rights, conversion rights, interest, maturity,
exchange controls,
tax treaties, limitations on ownership or voting;
6
v.
As to Item 4, a brief statement of the general
character
 of the business done and intended to be done,
the
Selected Financial Data (Item 3.A of Form 20-F
( 249.220f of this chapter) ) and a brief
statement
of the nature and present status of any
material
pending legal proceedings and (d)A tabular
presentation
of notes payable, long term debt, deferred
credits,
minority interests, if material, and the equity
section of the latest balance sheet filed,
as may be appropriate.
2.
The summary prospectus shall not contain a
summary or condensation of any other required
financial
information except as provided above.
3.
Where securities being registered are to be
offered in
exchange for securities of any other issuer,
the
summary prospectus also shall contain that
information
specified in paragraphs 1.(c)(iv) and 1.(c)(v)
above
which would be required if the securities of
such other issuer were registered on this
Form or
Form S-1 according to General Instruction III.
4.
The Commission may, upon request of the
registrant,
and where consistent with the protection of
investors, permit the omission of any of the
information
herein
required or the furnishing in substitution
thereof of appropriate information of
comparable character.
The Commission may also require the inclusion
of other information in addition to, or in
substitution for, the information herein
required in any
case where such information is necessary or
appropriate
for the protection of investors.
7